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                                 EXHIBIT 10.12


                                   MANAGEMENT
                               SERVICES AGREEMENT

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                          MANAGEMENT SERVICES AGREEMENT

       THIS AGREEMENT is made as of this ____ day of ______________, 199__, by and between Tascor Incorporated, a Georgia corporation ("Tascor"), and ______________________, a __________________ corporation ("Client").

                              W I T N E S S E T H:

       WHEREAS, Client has a need for management services; and

       WHEREAS, Tascor is a leading provider of such management services to businesses in the United States and Canada;

       NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

       1. Services Provided. Tascor will provide to Client the management services described in the Scope of Work attached hereto as Exhibit A and made a part hereof (the "Services") as Client shall require, pursuant to the terms and conditions of this Agreement.

       2. Term. This Agreement shall continue for a term (the "Term") of three (3) years after the date first entered above and will be automatically renewed for two additional one-year terms.

       3.     Fees for Services.

              (a) For the initial term of this Agreement, the fees and payment terms for the performance of the Services pursuant to this Agreement shall be as set forth in Exhibit B attached hereto and made a part hereof. Thereafter the fees and payment terms shall be as mutually agreed upon by Client and Tascor and shall be set forth in a written amendment to Exhibit B signed by each of the parties hereto.

              [(b)   Client shall provide all supplies, materials, office space, utilities, and other operating expense items necessary for the performance of the Services. Client shall provide, and maintain in good working order, all equipment deemed necessary by Client and Tascor to the provision of the Services by Tascor.]

       4.     Invoices.

              (a) Tascor shall, on the fifteenth day of each month, submit to Client a monthly invoice in advance equal to 1/12th of the annual fee for the Services to be provided, as described in Exhibit B. Invoices submitted hereunder shall be due and payable by Client thirty (30) days from invoice date. Adjustments to the monthly


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invoice for rate or transaction variances (if any) will be included in the next month's billing.

              (b) Client agrees to pay reasonable costs, expenses and fees of collection, if Client's account is in default and/or placed with a collection agency or attorney for collection. In the event of termination of this Agreement, Client agrees to pay Tascor for all Services performed prior to the date of termination.

       5. Reports. Tascor shall provide to Client such written reports as Tascor and Client shall agree upon from time to time.

       6. Termination. This Agreement may not be terminated prior to the end of the Term except as follows:

              (a) Client or Tascor may terminate this Agreement for Cause (as herein defined) upon delivery to the other party of written notice of its intent to terminate for Cause. The terminating party shall include in such notice the basis for termination and the other party shall have ninety (90) days to rectify or modify its performance, after which 90 - day period the terminating party shall revoke or affirm its termination. As used herein, "Cause" shall mean a material breach of the terms of this Agreement.

              (b) Client may terminate this Agreement for Client's convenience upon payment of liquidated damages in an amount equal to twenty-five percent (25%) of the remaining fees owed by Client to Tascor for the remaining Term of this Agreement. In the event that Client's termination of this Agreement (either in full or in part) would impose notice requirements on Tascor pursuant to the federal Work Adjustment and Retraining Notification Act and/or state or local laws or regulations pertaining to business or plant closings, or partial or complete business cessations or business relocations, Client will provide Tascor with at least ninety (90) days prior written notice of such termination.

       7. Performance Requirements. Tascor shall meet or exceed written performance standards to which Client and Tascor mutually agree after the Services have been provided by Tascor for ninety (90) days ("Performance Standards"). The Performance Standards shall be attached to this Agreement as Exhibit C. In the event no written standards are attached as Exhibit C to this Agreement, Tascor shall provide the Services in a commercially reasonable manner.

       8. Laws and Regulations. Tascor agrees that it will comply with all laws and regulations applicable to Tascor's employees, including the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, and the Americans with Disabilities Act of 1990.


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       9.     Independent Contractor. Tascor shall act at all times as an independent contractor, and nothing contained herein shall be construed to create the relationship of principal and agent, or employer and employee, between Tascor and Client.

       10.    Tascor Employees.

              (a) The Tascor employees assigned to perform the Services for Client are solely the employees of Tascor. Tascor shall have sole responsibility to counsel, discipline, review, evaluate, set the pay rates of, and terminate its employees who perform the Services. Tascor will maintain all necessary payroll and personnel records, and compute wages and withhold applicable federal, state and local taxes and social security payments for the Tascor personnel performing the Services.

              (b) During the term of this Agreement and for six (6) months thereafter, Client agrees not to hire, nor to solicit for the purpose of hiring, any Tascor employee who has provided Services to Client pursuant to this Agreement without the prior written approval of Tascor and payment to Tascor of liquidated damages in the amount of $3,000.00 for each Tascor employee hired.

       11.    Indemnification.

              (a) Tascor and Client, as Indemnitors, shall each indemnify and hold harmless the other party to this Agreement and such party's agents and employees, as Indemnitees, from and against any and all claims, losses, actions, damages, expenses, and all other liabilities, including but not limited to attorneys' fees (the "Liabilities"), to the extent arising out of or resulting from the Indemnitor's negligent performance of or failure to perform its obligations hereunder to the extent any such Liabilities are attributable to bodily injury to or death of any person or to damage to or destruction of any property, provided, however, that the Indemnitor shall not indemnify or hold harmless the Indemnitee to the extent any such Liabilities are caused by the negligent or unlawful acts or omissions of the Indemnitee, its agents, employees or third parties. In the event that the Liabilities are the result of the joint or concurrent negligence of Tascor and Client, the Indemnitor's duty of indemnification shall be in the same proportion that the negligence of the Indemnitor contributed thereto. Client acknowledges and agrees that in no event shall Tascor, any affiliate, or any of its officers, directors, employees, or representatives be liable to Client for any special, indirect, incidental or consequential damages in connection with this Agreement.

              (b) Tascor agrees to require each of its subcontractors to execute an indemnification agreement which directly indemnifies Client and holds it harmless under the same terms and conditions as outlined in this Section 11.


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       12.    Confidentiality.

              (a) Tascor and Client each agree that they will not, either during the term of Tascor's provision of the Services to Client or for three (3) years thereafter, without the prior written consent of the other party hereto, disclose or make available any Confidential Information (as herein defined) to any person or entity, nor shall either party make or cause to be made, or permit or allow, either on its own behalf or on behalf of others, any use of the other party's Confidential Information. Tascor and Client agree not to use, transcribe, copy, duplicate or otherwise reproduce or retain all or any portion of the Confidential Information in any manner whatsoever and shall cause all Confidential Information or copies thereof to be returned to the other party promptly upon termination of the Services. "Confidential Information" shall mean all personnel records, fees and charges, and all documents evidencing business plans, proposals, strategies, sales and marketing information, training and operations material and memoranda, and pricing and financial information, and all computer software and computer programs identified to the recipient of such information by the giving party as proprietary, and which are obtained by or furnished, disclosed or disseminated to the recipient during the course of Tascor's engagement by Client, all of which information provided by one party to the other party shall be in tangible form and marked confidential prior to disclosure or delivery to the recipient, as well as all information and matters which constitute trade secrets of the disclosing party, all of which are hereby agreed to be the property of and confidential to the owner and discloser of such Confidential Information. Notwithstanding the terms of this Agreement, the obligations of each party as set forth in this Agreement with respect to the Confidential Information of the other party shall not apply to any Confidential Information which: (i) is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or error by the recipient party; (ii) was otherwise in the lawful possession of the recipient party prior to disclosure, as shown by competent evidence; or (iii) is hereafter received by the recipient party from a third party, provided that such source is not known to the receiving party to be bound by a confidentiality agreement or other obligation of secrecy to the disclosing party.

              (b) In the event of a breach or threatened breach of the provisions of this paragraph, the disclosing party shall be entitled to an injunction restraining such breach or threatened breach without having to prove actual damages. Such injunctive relief as Tascor or Client may obtain shall be in addition to other rights and remedies available at law and in equity to the parties. The rights and obligations of this paragraph shall survive the termination or expiration of this Agreement for such time as the rights and obligations created by subparagraph 12(a) above shall continue.

              (c) At the request of Client, Tascor shall have each of its employees assigned to perform the Services execute a non-disclosure agreement in a form mutually acceptable to Client and Tascor.


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       13.    Insurance. Tascor shall maintain at its expense: (a) Workers'
Compensation and Employer's Liability Insurance, (b) Commercial General Liability Insurance, and (c) a Fidelity Bond. Tascor shall require each of its subcontractors to list Client and Tascor as additional insureds on each such subcontractor's Commercial General Liability Insurance. If Tascor's insurance policy is to be canceled or changed by insured or insurer so as to affect the coverage required by this contract, at least ten (10) days prior written notice of such cancellation or change shall be sent to Client at the address to which invoices are to be sent by Tascor.

       14. Notices. All notices which it may be necessary or proper for either Client or Tascor to give or deliver to the other shall be sent, and shall be deemed given when received by registered or certified mail, postage prepaid and return receipt requested, and if given by Client to Tascor shall be addressed to:

                           Tascor Incorporated
                           3535 Piedmont Road, N.E.
                           Atlanta, Georgia  30305
                           Attn:  Manager, Business Management

with a copy to:

                           Tascor Incorporated
                           3535 Piedmont Road, N.E.
                           Atlanta, Georgia  30305
                           Attn:  Mark H. Hain, General Counsel

and if given by Tascor to Client, shall be addressed to:

                           --------------------------------------

                           --------------------------------------

                           --------------------------------------

                           Attn:
                                ---------------------------------

       15. Assignment. The rights and obligations of the parties hereunder shall not be assigned without the prior written consent of the other party, except that Tascor may assign its rights and obligations hereunder to any affiliate of Tascor without the prior written consent of Client, provided that any such assignment shall in no way affect the rights and obligations of Client hereunder. Otherwise, this contract shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

       16. Amendments. This Agreement, and the provisions hereof, may be altered, amended, modified or superseded only in a writing executed by both of the parties hereto.


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       17.    Force Majeure. Neither party shall be liable to the other nor be deemed to be in breach of this Agreement for failure or delay in rendering performance arising out of causes factually beyond its control and without its fault or negligence. Such causes may include, but are not limited to: Acts of God or the public enemy, wars, fires, floods, epidemics, quarantine restrictions, strikes, unforeseen freight embargoes or unusually severe weather. Dates or times of performance shall be extended to the extent of delays excused by this section, provided that the party whose performance is affected notifies the other party promptly of the existence and nature of such delay.

       18. No Waiver. No waiver of or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same or of any other option, right or privilege on any other occasion.

       19. Entire Agreement. This Agreement, together with the Exhibits referenced herein, shall constitute the entire Agreement between the parties with respect to the subject matter and supersedes all previous agreements between Client and Tascor relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

TASCOR  INCORPORATED
                                             --------------------------------


By:                                          By:
   --------------------------------             -----------------------------

Title:                                       Title:
      ----------------------------                 --------------------------


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                                    EXHIBIT A

                                  Scope of Work



[Unless specifically authorized in Exhibit A, Client agrees that Tascor employees will not be placed in any jobs involving driving Client vehicles; handling cash, credit card information or other valuables; lifting over forty
(40) pounds; cleaning bathrooms, first responder tasks or any work in any area with possible exposure to blood-borne pathogens; handling of chemicals; the operation of any production machinery that is not guarded in accordance with relevant OSHA requirements; use of any power tools; maintenance or repair of any machinery; work on or around navigable bodies of water; and any work above floor level, including elevated platforms, scaffolding, manlifts, ladders, etc.]





















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                                    EXHIBIT B

                                Fees for Services



I.       Fees for Services.


















II.      Governmentally Mandated Cost Increases

         If Tascor's compliance with any law or the requirements of any governmental agency after the date of execution of this Agreement shall result in an increase in the labor cost to Tascor of providing the Services (an "Event of Change"), then Tascor shall have the right to immediately increase its fees to compensate for such increased costs and to place Tascor in the same position after any Event of Change as Tascor was in prior to such Event of Change (e.g. a change to minimum wage rates, state unemployment insurance, workers' compensation, mandatory benefits requirements).